Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,895,060
Unrealized Gain (Loss) on Market Value of Futures	(5,234,320)
Interest Income	13,965
Total Income (Loss)	$(1,325,295)

Expenses
Investment Advisory Fee	$79,019
Tax Reporting Fees	45,000
Audit fees	12,000
Legal fees	11,100
SEC & FINRA Registration Expense	7,500
NYMEX License Fee	3,087
Brokerage Commissions	1,822
Non-interested Directors' Fees and Expenses	725
Prepaid Insurance Expense	419
Total Expenses	$160,672
Net Gain (Loss)	$(1,485,967)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/09	$163,312,793
Additions (200,000 Units)	7,355,790
Net Gain (Loss)	(1,485,967)

Net Asset Value End of Period	$169,182,616
Net Asset Value Per Unit (4,600,000 Units)	$36.78

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502